EXHIBIT 23.2

CONSENT OF GNARUS ADVISORS LLC

GNARUS Advisors LLC (“GNARUS”) consents to being named in Ampco-Pittsburgh Corporation’s Annual Report (“Form 10-K”) for the year ended December 31, 2022, in the form and context in which GNARUS is named and to the incorporation by reference of the Form 10-K in Registration Statement No. 333-222626 on Form S-3, Registration Statements Nos. 333-174269, 333-211242 and 333-256094 on Form S-8, and Registration Statement No. 333-239446 on Form S-1.

/s/ GNARUS Advisors LLC

GNARUS Advisors LLC

March 21, 2023